Exhibit (c)(9)

475409 v6 (NYDOCS1)

Confidential

Presentation to the Board of Directors of

CONGO

AUGUST 22, 2001

CREDIT SUISSE | FIRST BOSTON

TABLE OF CONTENTS

MARKETING PROCESS - COMMUNITY CENTERS

TIMELINE OF EVENTS - COMMUNITY CENTERS

FEBRUARY 26, 2001

Board meeting. Discussion included Community Center strategy

MARCH 5, 2001

Congo expands role of CSFB to include Community Centers

APRIL 2, 2001

Conference call to discuss Community Center projections

APRIL 3, 2001

Began sending Confidentiality Agreements to Potential Bidders

MAY 20, 2001

ICSC. Meeting with Community Center buyers

MAY 31, 2001

Began sending Executive Summary Offering Memorandum

JUNE 9, 2001

Began sending Property Detail Offering Memorandum

JUNE 29, 2001

Began receiving preliminary indications of interest

WEEK OF JULY 16TH

CSFB commences a round of conference calls with bidders to further discuss their proposals

TIMELINE OF EVENTS

JULY 20, 2001

Requested bids for Towne Centre, Mount Pleasant, SC, from prospects interested in purchasing the asset

JULY 25, 2001

Meeting with Special Committee to review bids and preliminary valuation

JULY 30, 2001

Meeting with Lazard Freres to discuss property by property issues

AUGUST 1, 2001

CSFB and Lazard Freres met in North Carolina to discuss property/leasing issues with Management Team

WEEK OF AUGUST 6TH

CSFB and Lazard visited Community Center properties

WEEK OF AUGUST 13TH

Updated bidders as to the Process and structure of the Transaction

EVALUATION PROCESS SUMMARY

CSFB has summarized below the marketing process undertaken for the Community Center Portfolio.

Bid Process

- CSFB targeted and called 128 prospects for the Community Center Portfolio
- Of the parties targeted, 103 parties were sent Confidentiality Agreements ("CA") beginning April 3, 2001
- 100 Executive Summaries of the Community Center Portfolio were sent beginning May 31, 2001
- 58 parties executed the CA and were sent more detailed property information beginning June 9, 2001
- 21 indications of interest were received beginning on June 29, 2001
  - 13 bids were received for the entire portfolio
  - 4 bids were received for part of the portfolio
  - 4 letters were received describing general interest without pricing

INDICATIONS OF INTEREST

CSFB received preliminary indications of interest with pricing from 17 prospects regarding the Community Center Portfolio.

COMMUNITY CENTER PORTFOLIO

IRT Property Company	Lend Lease Real Estate Investments	Price Enterprises/Excel Legacy
New Plan Excel Realty Trust	Kramont Realty Trust	Faison Capital Advisors
Equity Investment Group	Kimco Realty Corporation	Sterling Centre Corp.
Inland Real Estate Acquisitions	Archon Group (Goldman, Sachs & Co.)	Stoltz Management
Equity One		

SELECT NUMBER OF PROPERTIES

Coventry Real Estate Partners	The Crosland Group	Sin Fin Corporation
S&S Management/Perrine & Wheeler		

COMMUNITY CENTER BIDS

BID COMPARISON SUMMARY

Company	# of Properties	Non-REMIC Operating Properties (1)	REMIC Properties	Operating Properties Subtotal	JV / Developments	Total	Implied Cap. Rate on CSFB Mid-Range Underwritten NOI (2)	Implied Cap. Rate on Offering Memo. NOI
IRT Property Company	38	-	-	**$280,000**	$66,000	**$346,000**	10.1%	11.0%
Price Enterprises/Excel Legacy	38	253,000	29,000	**282,000**	58,000	**340,000**	10.3%	11.2%
Lend Lease Real Estate Investments	38	-	-	-	-	**335,000**	10.4%	11.0%
New Plan Excel Realty Trust	38	-	-	-	-	**312,982**	11.1%	12.1%
Kramont Realty Trust	38	-	26,510	-	-	**311,249**	11.2%	12.2%
Faison Capital Advisors	38	-	28,000	-	-	**311,000**	11.2%	12.2%
Equity Investment Group	38	-	-	-	-	**300,000**	11.6%	12.7%
Kimco Realty Corporation	38	226,250	23,750	**250,000**	43,404	**293,404**	11.9%	12.9%
Inland Real Estate Acquisitions	38	228,261	23,322	**251,583**	38,064	**289,647**	12.0%	13.1%
Archon Group	38	-	22,640	-	-	**288,000**	12.1%	13.2%
Sterling Centre Corp.	38	-	-	-	-	**280,000**	12.5%	13.1%
Stoltz Management	38	-	-	-	-	**265,700**	13.1%	14.3%
Equity One	33	225,300	27,700	**253,000**	-	**253,000**	11.4%	12.4%
Coventry Real Estate Partners	15	-	-	-	-	**200,000**	10.7%	11.5%
The Crosland Group	9	48,100	-	**48,100**	46,900	**95,000**	11.5%	12.2%
Sin Fin Corporation	9	-	-	**75,600**	-	**75,600**	10.0%	11.2%
S&S Management	10	39,855	-	**39,855**	-	**39,855**	11.3%	11.8%

(1) Non-REMIC operating properties do not include REMIC encumbered assets.

(2) Implied cap. rate is based on mid-range 2001 CSFB underwritten NOI for the stabilized operating properties and for JV properties. Millpond Village and Falls Pointe are based on 2002 underwritten NOI.

CREDIT SUISSE | FIRST BOSTON

IRT PROPERTY COMPANY

COMPANY	CONTACTS	FUNDING SOURCE	TERMS	BID
IRT Property Company Atlanta, GA	Tom McAuley / Benjamin Jones / Brad Garner	Existing unsecured line of credit in excess of equity transaction requirement.	▶ Bid received for 38 assets. ▶ Would consider entity deal. ▶ 2001 NOI (existing) 2002 NOI (developments) @ greater of 10% or actual vacancy w/$10MM CAPEX deduct from gross bid. ▶ $380,000 DD costs. ▶ Valued properties 9%–11.5% cap w/$.15–$.20 reserve. ▶ Are pricing Millpond on earnout basis assuming $3.2MM NOI ▶ No additional value to land/outparcels. ▶ Confirmed analysis assumptions – future lease up is aggressive but current years reasonable. ▶ "Extreme" leasing issues not fixed by Sept '01 would need to be priced via earnout ▶ 60 days due diligence and 30 days to close.	▶ Amount: $346 million ▶ Implied Cap. Rate: 10.1% (1)

(1) Implied cap. rate is based on mid-range 2001 CSFB underwritten NOI for the stabilized operating properties and for JV properties. Millpond Village and Falls Pointe are based on 2002 underwritten NOI.

PRICE ENTERPRISES/EXCEL LEGACY

COMPANY	CONTACTS	FUNDING SOURCE	TERMS	BID
Price Enterprises/ Excel Legacy San Diego, CA	Graham Bullick / Gary Sabin	Publicly traded REIT. Have $200MM cash from asset sales, $100MM untapped credit line capacity.	► Bid received for 38 assets. ► Would consider entity deal. ► 10%–11% Cap rate on in place & stabilized cash flow & DCF for developments. ► Purchase price adjusted for assumption fees & above-market rate loans (>7.5%). ► 4.25% mgmt. fee, CAPEX reserve $.15 deducted from capitalized NOI, 5% vacancy/credit loss for anchors w/less than 10 years left & shop tenants <10,000 sf. adjustments for above-mkt rents. ► Assumes that Congo Space at Millpond Village is leased at current rent.	► Amount: $340 - $375 million ► Implied Cap. Rate: 10.3% (1) (2)
Robertson Stephens San Francisco, CA	Michael Coster/ Natalie Nordin			

(1) Implied cap. rate is based on lower end of bid range.

(2) Implied cap. rate is based on mid-range 2001 CSFB underwritten NOI for the stabilized operating properties and for JV properties. Millpond Village and Falls Pointe are based on 2002 underwritten NOI.

LEND LEASE REAL ESTATE INVESTMENTS

COMPANY	CONTACTS	FUNDING SOURCE	TERMS	BID
Lend Lease Real Estate Investments Chicago, IL	Mark Bratt / Will Stevens	Discretionary commingled fund - Value Enhancement Fund V.	▶ Bid received for 38 assets. ▶ Would consider entity deal. ▶ Assumed 93% leased assets w/1st year NOI of $39.5MM. ▶ Value range subject to site visits and due diligence ▶ Expect $5 MM CAPEX and $1.25MM loan assumption fees & costs. ▶ $1MM cost of legal, environmental & physical inspections. ▶ 75 days due diligence and 30 days to close. ▶ 4% breakup fee. ▶ $2 MM deposit.	▶ Amount: $335 to $355 million ▶ Implied Cap. Rate: 10.4% (1) (2)

(1) Implied cap. rate is based on lower end of bid range.
(2) Implied cap. rate is based on mid-range 2001 CSFB underwritten NOI for the stabilized operating properties and for JV properties. Millpond Village and Falls Pointe are based on 2002 underwritten NOI.

CREDIT SUISSE | FIRST BOSTON

NEW PLAN EXCEL REALTY TRUST

COMPANY	CONTACTS	FUNDING SOURCE	TERMS	BID
New Plan Excel Realty Trust New York, NY	Glenn J. Rufrano / James Stolpestad	Line of credit.	▶ Bid received for 38 assets, Carolina Bay and RMC Konover. ▶ Would consider entity deal. ▶ Community Centers pricing is based on bid of $320M for all of the KPT assets, less implicit value of $7MM for Carolina Bay/RMC.	▶ Amount: $313.0 million for the Community Center Portfolio ▶ Amount: $320 million for Company ▶ Implied Cap. Rate: 11.1% (1)

(1) Implied cap. rate is based on mid-range 2001 CSFB underwritten NOI for the stabilized operating properties and for JV properties. Millpond Village and Falls Pointe are based on 2002 underwritten NOI.

KRAMONT REALTY TRUST

COMPANY	CONTACTS	FUNDING SOURCE	TERMS	BID
Kramont Realty Trust Plymouth Meeting, PA	Jeff Hipple / Louis Meshon	Public REIT to receive $100MM equity infusion (not issuance) from strong public sponsor.	▶ Bid received for 38 assets. ▶ Would consider entity deal. ▶ Added $.25 reserve, 11.5%–13.5% unleveraged discount rates starting 2002 to back into 9.5%–13% cap on a per-property basis. ▶ Did not challenge expenses. ▶ Will flip out of some assets. ▶ $5.75MM closing cost including loan fees, etc. ▶ 60 days due diligence and 60 days to close.	▶ Amount: $311.2 million ▶ Implied Cap. Rate: 11.2% (1)

(1) Implied cap. rate is based on mid-range 2001 CSFB underwritten NOI for the stabilized operating properties and for JV properties. Millpond Village and Falls Pointe are based on 2002 underwritten NOI.

FAISON CAPITAL ADVISORS

COMPANY	CONTACTS	FUNDING SOURCE	TERMS	BID
Faison Capital Advisors Charlotte, NC	Martin McCoy / Sam Whitesides / Phil Norwood	Possible interest by GECC	▶ Bid received for 38 assets. ▶ Assume 100% ownership of Fall's Pointe. ▶ 60 days due diligence and 30 days to close. ▶ $3 MM deposit.	▶ Amount: $311 million ▶ Implied Cap. Rate: 11.2% (1)
GECC	Scott Stringer			

(1) Implied cap. rate is based on mid-range 2001 CSFB underwritten NOI for the stabilized operating properties and for JV properties. Millpond Village and Falls Pointe are based on 2002 underwritten NOI.

EQUITY INVESTMENT GROUP

COMPANY	CONTACTS	FUNDING SOURCE	TERMS	BID
Equity Investment Group Atlanta, GA	Bob Sutton / Michael Klump	GIC	► Bid received for 38 assets. ► Would consider entity deal. ► Assume 100% interest in the JV properties.	► Amount: $300 million ► Implied Cap. Rate: 11.6% (1)

(1) Implied cap. rate is based on mid-range 2001 CSFB underwritten NOI for the stabilized operating properties and for JV properties. Millpond Village and Falls Pointe are based on 2002 underwritten NOI.

KIMCO REALTY CORPORATION

COMPANY	CONTACTS	FUNDING SOURCE	TERMS	BID
Kimco Realty Corporation New Hyde Park, NY	Ed Senenman / Milton Cooper	Joint venture with another institution.	▶ Bid received for 38 assets. ▶ Prefers an asset transaction to entity deal. ▶ Intial bids for Fall Pointe & Park Pl were @ 50%. ▶ Millpond Village Office value based on earnout => 2002 office NOI/11% discounted 1 year at 12%. ▶ Retail uses 2001 NOI.	▶ Amount: $293.4 million ▶ Implied Cap. Rate: 11.9% (1)

(1) Implied cap. rate is based on mid-range 2001 CSFB underwritten NOI for the stabilized operating properties and for JV properties. Millpond Village and Falls Pointe are based on 2002 underwritten NOI.

INLAND REAL ESTATE ACQUISITIONS

COMPANY	CONTACTS	FUNDING SOURCE	TERMS	BID
Inland Real Estate Acquisitions Oak Brook, IL	Joe Cosenza	Seller to provide 2nd mortgage of $20MM @ Fed funds overnight rate, in addition to private REIT fundraising. $60MM cash through retail investors.	▶ Bid received for 38 assets ▶ 11% Cap on Inland NOI of $31.86MM. ▶ Park Place bid assumes 50% ownership. ▶ 90 days to close. ▶ Contingent on vacancy no worse than 3/8/01, all vacant space in rentable condition, renewal of short term leases.	▶ Amount: $289.6 million ▶ Implied Cap. Rate: 12.0% (1)

(1) Implied cap. rate is based on mid-range 2001 CSFB underwritten NOI for the stabilized operating properties and for JV properties. Millpond Village and Falls Pointe are based on 2002 underwritten NOI.

ARCHON GROUP

COMPANY	CONTACTS	FUNDING SOURCE	TERMS	BID
Archon Group Dallas, TX **Goldman Sachs** New York, NY	Steve Lipscomb Trish Geery	Whitehall 2001, $2.3B discretionary equity fund with emphasis on retail product.	▶ Bid received for 38 assets ▶ Projection begins 10/01; 50%–60% credit to % rents; min. 5% vacancy loss; Mgmt fee 4%–4.25%; $5 TI on white box space; $3 LC on shop space; renewal options taken; leasing downtime 6 mo; $.20 Cap reserves. ▶ Looked at individual properties w/overall 11.47% cap. ▶ Did not cap month to month tenants. ▶ High cap rate on Millpond Village office due to lease up questions. ▶ Priced Falls Pointe, Park Place & Millpond Village @ $43,557. ▶ 60 days due diligence with 30 days to close.	▶ Amount: $288 million ▶ Implied Cap. Rate: 12.1% (1)

(1) Implied cap. rate is based on mid-range 2001 CSFB underwritten NOI for the stabilized operating properties and for JV properties. Millpond Village and Falls Pointe are based on 2002 underwritten NOI.

STERLING CENTRE CORP.

COMPANY	CONTACTS	FUNDING SOURCE	TERMS	BID
Sterling Centre Corp. Palm Beach, FL	Jan Jaroszewicz / David Kosoy	Equity alternatives include GECC, Heller, Morgan Stanley, private source. Sterling to be GP @ 20% equity.	▶ Bid received for 38 assets. ▶ Used return based- rather than cap rate based valuation. ▶ Looked at individual property vacancies, imputed $1.00 TI/Commission cost from cash flow, assumption of new debt, Millpond Village less than 100% leased at close. ▶ Expect high yield maintenance costs on debt. ▶ Met with David Kosoy on July 20th ▶ 90 days due diligence with closing within a customary period..	▶ Amount: $280 - $300 million ▶ Implied Cap. Rate: 12.5% (1) (2)

(1) Implied cap. rate is based on lower end of bid range.

(2) Implied cap. rate is based on mid-range 2001 CSFB underwritten NOI for the stabilized operating properties and for JV properties. Millpond Village and Falls Pointe are based on 2002 underwritten NOI.

STOLTZ MANAGEMENT

COMPANY	CONTACTS	FUNDING SOURCE	TERMS	BID
Stoltz Management Bala Cynwyd, PA.	Mark Kripke Michael Lachs Keith Stoltz	Stolz family typically provides 25% equity with balance from one of several institutional partners (pension funds).	▶ Bid received for 38 assets. ▶ Primary focus on existing leasing & NOI. ▶ Adjusted Argus run for prospective tenant, reserve & applied different cap rates based on risk factors of tenant mix, etc. ▶ Blended 12% Cap on their NOI. ▶ 60 days due diligence with 60 days to close. ▶ Contingencies include free and clear of management contracts, seller pays all debt assumption costs and secures additional future assumption rights. $3.9 MM escrow for Carmike lease.	▶ Amount: $265.7 million ▶ Implied Cap. Rate: 13.1% (1)

(1) Implied cap. rate is based on mid-range 2001 CSFB underwritten NOI for the stabilized operating properties and for JV properties. Millpond Village and Falls Pointe are based on 2002 underwritten NOI.

EQUITY ONE

COMPANY	CONTACTS	FUNDING SOURCE	TERMS	BID
Equity One N. Miami Beach, FL	Chaim Katzman / Alan Merkur	Equity One common stock.	▶ Bid received for the 33 Operating Properties. ▶ Interested in stock deal. ▶ Assume high 10% cap on their underwritten NOI. ▶ Used book & made "appropriate" adjustments, took vacancy factor for 100% leased assets, added reserves, reduced above-market rents resulting from TI amortization, etc. ▶ 60 days due diligence with 60 days to close.	▶ Amount: $253 million ▶ Implied Cap. Rate: 11.4% (1)

(1) Implied cap. rate is based on mid-range 2001 CSFB underwritten NOI for the stabilized operating properties.

COVENTRY REAL ESTATE PARTNERS

COMPANY	CONTACTS	FUNDING SOURCE	TERMS	BID
Coventry Real Estate Partners, LTD New York, NY	John Turner / George Rizk	Equity from retail joint venture with Prudential.	► Bid received for 15 assets. ► Want Hollywood Fest, Lake Washington, Durham Fest, Eastgate SC, Towne Center, Mobile Fest, Merchant Fest, Celebration @ 6 Forks, Waverly Pl, Lake Pointe, Braves Village, Patriots Plz, Falls Pt, Millpond, Tower SC.	► Amount: $200 million ► Implied Cap. Rate: 10.7% (1)

(1) Implied cap. rate is based on mid-range 2001 CSFB underwritten NOI for the stabilized operating properties. Millpond Village and Falls Pointe are based on 2002 underwritten NOI.

THE CROSLAND GROUP

COMPANY	CONTACTS	FUNDING SOURCE	TERMS	BID
The Crosland Group, Inc. Charlotte, NC	Bob Dougherty	New additional debt to get to 64% leverage. Equity from Crossland (20%-30% or $7-$10MM) & partners tbd. Would have Lend Lease if portfolio sold in pieces.	▶ Bid received for 9 assets. ▶ Want Merchant Fest, Durham Fest, Eastgate SC, Braves Village, Waverly Pl, Patriot's Plz, Falls Pt, Millpond, Park Pl. ▶ Assumes $500,000 Closing cost. ▶ Will pay debt assumption fees up to 1% of principal balance + lender's incidentals.	▶ Amount: $95 million ▶ Implied Cap. Rate: 11.5% (1)

(1) Implied cap. rate is based on mid-range 2001 CSFB underwritten NOI for the stabilized operating properties and for JV properties. Millpond Village and Falls Pointe are based on 2002 underwritten NOI.

SIN FIN CORPORATION

COMPANY	CONTACTS	FUNDING SOURCE	TERMS	BID
Sin Fin Corporation New York, NY	Peter Gruber	N/A	▶ Bid received for 9 assets. ▶ Want Mobile Fest, Crossroads @ Mandarin, Eastgate Plz, Hollywood Fest, Stanton Sq, Tower Shopping Center, Braves Village, Dukes Plz, & University Mall.	▶ Amount: $75.6 million ▶ Implied Cap. Rate: 10.0% (1)

(1) Implied cap. rate is based on mid-range 2001 CSFB underwritten NOI for the stabilized operating properties.

S&S MANAGEMENT

COMPANY	CONTACTS	FUNDING SOURCE	TERMS	BID
S&S Management Virginia Beach, VA	Rand Shapiro	N/A	▶ Bid received for 10 assets. ▶ Want Crossroads @ Mandarin, Lake Pt Center, Bolling Creek, Durham Fest, Grove Park SC, Robertson Corners, University Shoppes, Brookneal, Keysville Sq, Market Sq.	▶ Amount: $39.8 million ▶ Implied Cap. Rate: 11.3% (1)
Perrine & Wheeler Norfolk, VA	Harrison Perrine			

(1) Implied cap. rate is based on mid-range 2001 CSFB underwritten NOI for the stabilized operating properties.

MOUNT PLEASANT TOWNE CENTRE BIDS

The following bidders have provided pricing for the Mount Pleasant Towne Centre asset.

(Dollars in Thousands)

Company	Value	Type (1)	Comment
Stoltz Management	$58,700	Back-Out	Implied value based on $207MM value without Towne Centre
Coventry Real Estate Partners	58,500	Bid	Range of $57MM – $60MM depending on what else is available to purchaser.
Price/Excel Legacy	51,000	Bid	Range of $51MM –$56MM
Kimco Corporation	50,000	List	N/A
Archon Group	50,000	Bid	N/A
Inland Real Estate Acquisitions	49,696	List	Assume $5.47MM NOI + $1.95MM CAPEX; 11% Cap.
Median	***$50,500***		

(1) Type indicates whether the value was *Listed* as one of the portfolio assets, *Backed Out* of the overall price (implicit) or an explicit *Bid*.

COMMUNITY CENTER VALUATION

VALUATION METHODOLOGY

CSFB has reviewed the Company's properties and leasing issues to determine an underwritten NOI. We have based our preliminary valuation using this NOI and a range of market-based cap rates.

► General

We have reviewed leasing issues and assumptions for each property in order to determine a stabilized NOI

We modified NOI and valuation based upon capital requirements, leasing risks and potential upside

► Rent at Risk

Rent at risk represents tenancy issues that a buyer may view as potentially negative

- Moderate risk represents a risk with a low probability of causing a loss in rent but may still affect the center in some negative way. We reduced this rent by between 0% and 30%
- High risk represents tenants that have recently left or will likely leave in the near future. We reduced the rent of these tenants by 25% to 75%

Examples of rent at risk include economic occupancy, subleases, recent departures, pending departures and other risks

► Potential Upside

Potential upside represents positive leasing events that Congo may be given credit for. Typically, 50% of additional NOI generated.

- Credit for pending and potential outparcel transactions
- A portion of additional rent from expansions by existing tenants
- New tenants taking currently vacant space (signed or pending signature)
- New tenants replacing tenants at risk to the extent additional rent above existing rent will be generated

PRELIMINARY VALUATION MATRIX – DRAFT

The Community Center Portfolio can be broken into different subparts for valuation purposes using a range of underwritten NOIs.

(Dollars In Thousands)

OPERATING PROPERTIES

		Cap. Rate			
		10.5%	11.0%	11.5%	12.0%
NOI [1]	$29,779	$283,607	$270,716	$258,946	$248,156
	28,744	273,748	261,305	249,944	239,529
	27,708	263,888	251,894	240,942	230,902

JOINT VENTURES (2)

		Cap. Rate			
		10.5%	11.0%	11.5%	12.0%
NOI [1]	$3,485	$33,192	$31,684	$30,306	$29,043
	3,373	32,122	30,662	29,329	28,107
	3,260	31,052	29,640	28,352	27,170

MILLPOND VILLAGE

		Cap. Rate			
		10.5%	11.0%	11.5%	12.0%
NOI [1]	$3,068	$29,218	$27,890	$26,677	$25,565
	2,753	26,220	25,028	23,940	22,942
	2,438	23,222	22,166	21,202	20,319

DEF. MAINT.	($7,823)	($7,823)	($7,823)	($7,823)

COMMUNITY CENTER PORTFOLIO LESS DEFERRED MAINTENANCE (3)

		Cap. Rate			
		10.5%	11.0%	11.5%	12.0%
NOI [1]	$36,332	$338,194	$322,466	$308,106	$294,942
	34,869	324,267	309,172	295,389	282,755
	33,407	310,339	295,877	282,673	270,569

(1) Estimated NOI per methodology discussed on prior page.
(2) Includes Park Place, University Plaza and Falls Pointe.
(3) Assumes total deferred maintenance of $7.82 million as estimated by Management.
Note: See Appendix for Valuation Methodology

CREDIT SUISSE | FIRST BOSTON

PRELIMINARY VALUATION COMPARISON – DRAFT

The following matrix represents the ranges of Community Center Portfolio values obtained depending on the NOI, deferred maintenance and tenant improvements that are assumed in the analysis.

(Dollars in Thousands)

	ADJ. NOI (1)	Cap. Rate			
		10.5%	11.0%	11.5%	12.0%
2002 Offering Memo. Projections [2] [1]	$39,549	$365,940	$348,819	$333,187	$318,857
2001 Offering Memo. Projections [4] [3]	36,946	343,181	327,187	312,584	299,198
2001 Company Re-forecasted NOI [4] [3]	36,324	337,258	321,533	307,176	294,016
CSFB Underwritten 2001 NOI + Credit for Upside Potential [5] [3]	34,869	324,267	309,172	295,389	282,755
CSFB Underwritten 2001 NOI [5]	33,523	319,269	304,757	291,507	279,360

(1) NOI is adjusted for $1,025K capital expenditure reserve.
(2) Projected NOI represents 96% occupancy. TI & LC expenditures of $2,896K are deducted from value. This represents 75% and 25% of the company's projected amount during 2001 and 2002, respectively.
(3) Deferred maintenance of $7,823K (management estimated) has been deducted from value.
(4) TI & LC expenditures of $859K are deducted from value, representing 25% of the company's projected amount in 2001.
(5) Includes projected 2002 NOI for Millpond Village and Falls Pointe.

NAV CALCULATION–DRAFT

The following NAV analysis assumes that the Outlet Portfolio transaction closes and that the Community Centers are valued using CSFB's mid-range underwritten NOI.

CASH AVAILABLE AFTER OUTLET PORTFOLIO TRANSACTION CALCULATION

Outlet Portfolio Transaction	
Purchase Price	$180,000
Vegas Pointe Plaza	2,500
Total Purchase Price	$182,500
Less: Assumption of Securitization	(66,139)
Less: Assumption of REMIC	(65,095)
REMIC Escrow proceeds	4,800
Less: 150% of Prepaid Allocated REMIC Loan Amount [2]	(14,955)
Less: Prepayment Penalty on portion of REMIC prepaid	(425)
Less: Additional REMIC payment to meet release	(5,866)
Less: Additional REMIC prepayment penalties	(175)
Less: Paydown CDC Loan balance	(58,925)
Less: CDC Exit Fee	(750)
Less: Chelsea Debt Spread Payment	(370)
Less: Payment of Carolina Property Loan	(7,601)
New CDC Debt on 14 properties	60,000
CDC refinancing fee [7]	(1,125)
Paydown of Mortgage Debt at Hollywood Festival	(4,433)
Transaction costs	(2,000)
Repurchase of Vegas Pointe Plaza	(2,500)
Cash available to Congo	**$16,941**

1. Includes RMC/Konover Property Trust and Carolina Bay at book value.
2. Represents loan amount at Food Lion-Petersburg, Stanton Square, Tower S/C, Oakland Park, Lenoir Festival II.
3. Valued at $25.00 per preferred share. 780,680 outstanding Preferred shares are convertible into common stock at $9 per share (approx. 2.2 shares).
4. Does not include deduction of value caused by CVR's.
5. Represents mid-range CSFB underwritten NOI (including upside potential). See Valuation Worksheet in Appendix.
6. Based on the premise that most debt is assumed.
7. Includes expense deposit.
8. Represents capital lease obligation.
9. Includes 31,429K shares of common stock, 907K o.p. units, 259K Settlement Shares (Pat Minutti) and 549K KEYSOP.
10. Represents debt amount projected upon stabilization of Falls Pointe and Millpond Village in 2002.

NAV CALCULATION

	NOI [5]	Book Value	Adj.	Estimated Market Value @ NOI Cap. Rate of: 10.50%	11.00%	11.50%	12.00%
Assets							
Stabilized Community Centers	$28,744			$273,748	$261,305	$249,944	$239,529
Investment in Falls Pointe	1,534			14,611	13,947	13,340	12,784
Investment in Millpond Village	2,753			26,220	25,028	23,940	22,942
Investment in Park Place	982			9,356	8,931	8,542	8,186
Investment in Peak Plaza	594			5,657	5,400	5,165	4,950
Investment in University Plaza	262			2,498	2,384	2,281	2,186
Total Real Estate	$34,869			$332,090	$316,995	$303,212	$290,578
Deferral Maintenance		($7,823)		($7,823)	($7,823)	($7,823)	($7,823)
Adjusted Real Estate Value				$324,267	$309,172	$295,389	$282,755
Cash from Outlet Sale & CDC Refinancing				16,941	16,941	16,941	16,941
Cash & Cash Equivalents		1,083	100%	1,083	1,083	1,083	1,083
Restricted Cash		14,283	100%	14,283	14,283	14,283	14,283
Accounts Receivable		8,165	75%	6,124	6,124	6,124	6,124
Deferred Charges & Other Assets		11,945	9%	1,075	1,075	1,075	1,075
Investment in Sunset KPT Investment, Inc.[1]		6,773	100%	6,773	6,773	6,773	6,773
Note Receivable		519	100%	519	519	519	519
Asset Held for Sale - Vegas Pointe Plaza		10,000	100%	10,000	10,000	10,000	10,000
Asset Held for Sale- Nashville		5,000	100%	5,000	5,000	5,000	5,000
Land and Other Assets			0%	-	-	-	-
Total Assets			100%	$386,065	$370,970	$357,187	$344,554
Liabilities							
Community Center Debt [10]		$160,925	100%	$160,925	$160,925	$160,925	$160,925
Development Debt		27,995	100%	27,995	27,995	27,995	27,995
JV Debt		14,902	100%	14,902	14,902	14,902	14,902
New CDC Debt		60,000	100%	60,000	60,000	60,000	60,000
Accounts Payable		22,378	100%	22,378	22,378	22,378	22,378
Other Liabilities [8]		331	100%	331	331	331	331
Total Liabilities		$286,531		$286,531	$286,531	$286,531	$286,531
Net Asset Value Before Preferred				$99,534	$84,439	$70,656	$58,023
Liquidation Value of Preferred [3]		19,517		19,517	19,517	19,517	19,517
Net Asset Value, Before Transaction Costs				$80,017	$64,922	$51,139	$38,506
less: Transaction Fees and Expenses as a % of Total Assets @ 1.0%				3,861	3,710	3,572	3,446
less: Other Transaction Costs as a % of Total Assets @ 0.5%				1,930	1,855	1,786	1,723
less: Assumption or Prepayment Penalties [6]				969	969	969	969
Net Asset Value, After Transaction Costs				$73,257	$58,389	$44,813	$32,369
Outstanding Shares & OP Units [9]				33,144	33,144	33,144	33,144
NAV/Share [4]				$2.21	$1.76	$1.35	$0.98
Current Price @ 8/21/01				$2.10	$2.10	$2.10	$2.10
Premium/(Discount) to NAV				(5.0%)	19.2%	55.3%	115.0%

CREDIT SUISSE | FIRST BOSTON

REIT INDUSTRY TRENDS

REIT INDUSTRY TRENDS

The real estate business became more professionally managed, owned and scrutinized in the 1990s -- creating a healthier foundation for the long term.

- Significant securitization process of real estate unfolded in the 1990s
- Equity and debt markets have seen large increases in capitalization
- Industry experienced a mad rush of IPOs from 1992 through 1997
- Entry into later stage of real estate cycle has slowed the equity securitization in the real estate industry
- REITs produced a 15% compound annual total return in the 1990s
- REITs have grown from an average equity capitalization of $100 million to $800 million since 1990
- Number of publicly trade REITs has begun to shrink through mergers and going-private transactions

REIT INDUSTRY TRENDS

The average market capitalization in the REIT industry has been on the rise…

Average Market Capitalization
($ in millions)


$900
$800
$700
$600
$500
$400
$300
$200
$100
$0
$96
$102
$126
$193
$222
$280
$472
$726
$734
$708
$851
1990
1991
1992
1993
1994
1995
1996
1997
1998
1999
2000

Source: CSFB REIT Research, NAREIT.

CREDIT SUISSE | FIRST BOSTON

REIT INDUSTRY TRENDS

...while the overall number of publicly-traded REITs has slowly been declining through consolidation and going-private transactions.

Overall Number of REITs


200
180
160
140
120
100
80
60
40
20
0
58
86
89
135
175
178
166
176
173
167
158
1990
1991
1992
1993
1994
1995
1996
1997
1998
1999
2000

Source: CSFB REIT Research, NAREIT.

LONG TERM TRENDS IN THE REIT INDUSTRY

According to Larry Raiman, CSFB's REIT research analyst, there are a number of long-term trends that are expected to occur in the industry.

- Consolidation activity in the REIT industry is inevitable over the long term and will create fewer, larger companies
- REITs become more professionally run corporations and leave their pioneer roots behind
- REITs become a preferred asset class by way of their more predictable cash flow streams
- The public police force should continue to impose rational constraints on new capital allocations to real estate, thereby laying the groundwork for prudent construction patterns and efficient operating fundamentals
- Securitization of real estate should continue at a slower pace
- Separation process in the industry should march ahead
- REITs take on more operating initiatives
- Deteriorating real estate fundamentals in the wake of a slowing economy may lead to share price decline for REITs

SHOPPING CENTER REIT PROSPECTS

SMALL-CAP SHOPPING CENTER PROSPECTS

Congo could attempt to become a community center focused small-cap REIT.

Advantages

- ▲ Management could attempt to turn around its portfolio by revitalizing the Company's operations
- ▲ Potential FFO growth from joint ventures and redevelopment opportunities
- ▲ Ability to reinvests proceeds from non-core dispositions into core markets
- ▲ Current market conditions may create attractive buying opportunities
- ▲ Opportunities to revisit strategic alternatives at a later date
- ▲ Opportunity to manage a portfolio focused by asset and geography

Disadvantages

- ▼ Major shareholders have expressed interest in a return of capital
- ▼ Public equity for the Company is currently unavailable at acceptable price levels
- ▼ Lack of financial flexibility should inhibit Congo from creating any sort of external growth
- ▼ Tolerance for additional debt is limited
- ▼ Acquisitions and developments are limited due to financing constraints
- ▼ Reductions in asset base from non-core property sales are dilutive to earnings unless a portion of the sales proceeds are reinvested at higher yields
- ▼ Deleveraging is generally dilutive
- ▼ Joint ventures increase complexity of balance sheet
- ▼ Slowing economy could have a negative impact on retail sales and therefore retail REITs' performance
- ▼ No near-term catalyst for stock price improvement
- ▼ Need to create an incentive for employees to remain with the Company
- ▼ Shareholders could be getting higher growth and greater liquidity with the same or lower risk level by receiving a return of capital and reinvesting in other retail REITs with the ability to grow externally

REIT SECTOR PERFORMANCE

In the last year, REITs have significantly outperformed all of the major market indices.

DAILY FROM AUGUST 17, 2000 - AUGUST 17, 2001



DAILY FROM AUGUST 17, 2000 - AUGUST 17, 2001



DAILY FROM AUGUST 17, 2000 - AUGUST 17, 2001



DAILY FROM AUGUST 17, 2000 - AUGUST 17, 2001



REIT SECTOR PERFORMANCE

In 2000, the NAREIT shopping center REIT index lagged the NAREIT Equity Index, as well as virtually every other REIT sector. Since January 2001, the performance of the shopping center sector has outpaced the NAREIT Equity Index.


50.0%
40.0%
30.0%
20.0%
10.0%
0.0%
(10.0%)
(20.0%)
(30.0%)
(40.0%)
35.5%
2.1%
28.6%
0.9%
32.0%
2.5%
15.1%
16.9%
23.5%
20.9%
9.0%
19.6%
35.5%
4.9%
20.9%
5.1%
24.1%
11.4%
45.8%
12.0%
25.8%
39.4%
14.7%
23.5%
(31.6%)
7.5%
26.4%
9.2%
Office
Industrial
Mixed
Shopping Centers
Regional Malls
Free Standing
Apts
Manu. Homes
Divers.
Lodging/ Resorts
Health Care
Self Storage
Specialty
Equity REIT Index
2000
YTD

Source: NAREIT as of July 31, 2001.

REIT SECTOR PERFORMANCE

Congo has underperformed the NAREIT Shopping Center Composite since January 1, 2000.

DAILY FROM DECEMBER 31, 1999 - AUGUST 17, 2001


130
120
110
100
90
80
70
60
50
40
30
20
Indexed Prices
12/31/99
3/7/00
5/11/00
7/17/00
9/20/00
11/24/00
1/30/01
4/5/01
6/11/01
8/15/01
Konover Property Trust Inc.
NAREIT Shopping Centers Composite

Note: NAREIT Shopping Center Composite Includes: Agree Realty Corp., Aegis Realty Inc., Acadia Realty Trust, Saul Centers Inc., Burnham Pacific Properties Inc., Chelsea Property Group Inc., Center Trust Inc., Developers Diversified Realty Corp., Equity One Inc., Federal Realty Investment Trust, IRT Property Co., JDN Realty Corp., Kimco Realty Corp., Kramont Realty Trust, Malan Realty Investors Inc., Mid-Atlantic Realty Trust, New Plan Excel Realty Trust Inc., Philips International Realty Corp., Pan Pacific Retail Properties Inc., Price Enterprises Inc., Prime Retail Inc., Regency Centers Corp., Ramco-Gershenson Properties Trust, Tanger Factory Outlet Centers Inc., Urstadt Biddle Properties Inc., United Investors Realty Trust, and Weingarten Realty Investors.

REIT SECTOR PERFORMANCE

Congo has underperformed its community center peers.

DAILY FROM DECEMBER 31, 1999 - AUGUST 17, 2001


180
160
140
120
100
80
60
40
20
0
Indexed Prices
12/31/99
3/8/00
5/12/00
7/19/00
9/22/00
11/28/00
2/5/01
4/11/01
6/18/01
Konover Property Trust Inc.
Acadia Realty Trust
IRT Property Co.
JDN Realty Corp.
Malan Realty Investors Inc.
Saul Centers Inc.
Agree Realty Corp.
Mid-Atlantic Realty Trust

THE REIT NEW ISSUE MARKET ENVIRONMENT

Issuance thus far for 2001 reflects increased investor demand for REIT stocks. REITs with a compelling investment thesis are successfully transacting public equity offerings.

ALL 2000 AND 2001 EQUITY REIT OFFERINGS >$25 MILLION
($ in millions)

Pricing Date	Issuer	Type of Security	Equity Market Capitalization	Total Market Capitalization	Amount Offered
20 Aug 2001	Mills Corporation	Follow-On Offering	$964.7	$2,029.4	$84.0
8 Aug 2001	Capital Automotive REIT	Follow-On Offering	525.1	1,151.9	56.4
7 Aug 2001	Hospitality Properties Trust	Follow-On Offering	1,781.1	2,432.8	161.3
3 Aug 2001	Lexington Corporate Properties	Follow-On Offering	332.7	756.2	60.8
31 Jul 2001	SL Green Realty Corp	Follow-On Offering	988.4	1,727.5	150.0
25 Jul 2001	Pennsylvania Real Estate Inv	Follow-On Offering	360.1	748.0	46.0
19 Jul 2001	Senior Housing Properties	Follow-On Offering	390.8	492.2	41.6
28 June 2001	Health Care REIT Inc	Follow-On Offering	814.6	1,335.9	61.2
26 June 2001	Universal Health Realty Income	Follow-On Offering	204.4	234.3	56.1
21 May 2001	Glimcher Realty Trust	Follow-On Offering	610.3	1,955.5	77.6
8 May 2001	Health Care Property Investors, Inc.	Follow-On Offering	1,964.0	3,248.7	121.8
1 May 2001	Realty Income Corporation	Follow-On Offering	870.5	1,273.9	79.2
24 Apr 2001	Keystone Property Trust	Follow-On Offering	308.2	902.7	91.5
23 Apr 2001	Washington Real Estate Investment Trust	Follow-On Offering	948.6	1,299.5	50.9
05 Apr 2001	Public Storage, Inc.	Follow-On Offering	4,090.2	5,932.7	51.3
22 Feb 2001	Archstone Communities Trust	Secondary Offering	3,266.2	5,742.8	596.8
23 Jan 2001	Weingarten Realty Investors	Follow-On Offering	1,590.5	2,947.4	189.8
18 Dec 2000	Cabot Industrial Trust	Follow-On Offering	938.1	1,851.2	39.1
29 Nov 2000	Public Storage, Inc.	Follow-On Offering	4,090.2	5,932.7	27.9
17 Nov 2000	Centerpoint Properties Corp.	Follow-On Offering	1,121.9	1,823.7	64.9
25 Oct 2000	Boston Properties, Inc.	Follow-On Offering	4,564.8	9,261.7	585.9
15 Sep 2000	Alexandria Real Estate Equities, Inc.	Follow-On Offering	672.4	1,212.3	38.1
18 Aug 2000	Equity Office Properties Trust	Convertible	15,172.9	24,844.7	300.0
01 Aug 2000	Kimco Realty Corporation	Follow-On Offering	3,191.9	4,852.2	76.5
13 Jan 2000	Public Storage, Inc.	Follow-On Offering	4,090.2	5,932.7	40.0
	Average		$2,154.1	$3,596.9	$125.9
	Median		964.7	1,851.2	64.9

SHOPPING CENTER REITS

Over the last five years, the average shopping center REIT's equity capitalization and total capitalization have increased substantially through consolidation and portfolio acquisitions in the sector, with larger REITs gaining momentum and smaller REITs exhibiting decelerating growth.

($ in millions)	Equity Market Capitalization							Total Market Capitalization						
	Current	2000	1999	1998	1997	1996	1995	Current	2000	1999	1998	1997	1996	1995
Kimco Realty Corporation	$3,191.9	$2,790.2	$2,059.5	$2,386.6	$1,423.9	$1,263.0	$919.2	$4,852.2	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
New Plan Excel Realty Trust, Inc.	1,545.0	1,162.3	1,412.2	1,992.2	1,348.1	1,234.0	1,158.5	3,023.6	2,647.4	2,902.8	3,383.1	1,899.1	1,491.9	1,365.2
Regency Centers Corporation	1,523.4	1,387.2	1,180.0	662.4	761.0	357.5	159.2	3,201.4	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
Weingarten Realty Investors	1,590.5	1,177.8	1,039.4	1,190.3	1,194.7	1,079.7	1,008.7	2,947.4	2,325.2	1,913.4	1,871.7	1,702.1	1,468.9	1,298.0
Developers Diversified Realty Corporation	1,061.5	744.6	826.7	1,169.2	1,059.2	805.0	569.1	2,982.4	2,483.0	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
Chelsea Property Group, Inc.	1,038.3	712.2	574.8	678.2	717.4	595.9	510.8	1,629.4	1,277.8	1,046.2	1,110.9	1,064.1	805.4	616.6
Federal Realty Investment Trust	946.3	767.1	775.2	967.7	1,020.9	973.4	731.6	2,187.3	1,901.5	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
Pan Pacific Retail Properties, Inc.	904.9	761.6	365.4	438.5	359.4	NA	NA	1,544.1	1,388.0	722.7	721.0	530.2	NA	NA
JDN Realty Corporation	387.9	348.6	540.8	708.2	598.8	360.7	224.0	1,015.3	970.9	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
Saul Centers, Inc.	375.9	354.7	260.2	273.3	305.9	262.2	221.7	724.3	698.2	570.5	563.9	590.4	535.5	494.8
IRT Property Company	329.5	253.2	262.0	340.3	382.6	296.8	237.6	649.5	572.7	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
Kramont Realty Trust	258.5	179.4	84.9	118.9	133.5	109.5	89.6	834.2	730.7	241.2	240.8	199.8	144.6	126.7
Tanger Factory Outlet Centers, Inc.	241.0	249.8	226.4	231.6	332.7	262.6	233.0	603.2	617.5	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
Mid-Atlantic Realty Trust	252.1	209.6	174.9	217.6	259.0	81.3	51.9	482.9	442.6	361.5	384.3	404.7	215.1	205.9
Acadia Realty Trust	237.1	196.6	167.5	192.2	91.6	103.0	115.6	490.6	474.3	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
Burnham Pacific Properties, Inc.	172.5	156.8	317.7	408.4	368.6	257.1	164.8	322.9	683.3	975.4	1,102.3	1,037.9	435.6	307.6
Ramco-Gershenson Properties Trust	180.4	130.3	128.3	147.5	190.8	165.0	131.8	349.1	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
Equity One, Inc.	152.6	127.2	118.9	92.8	NA	NA	NA	282.8	253.1	236.1	160.5	NA	NA	NA
Konover Property Trust, Inc.	71.3	141.3	202.7	227.9	92.3	80.2	155.1	549.7	560.0	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
Center Trust, Inc.	121.9	134.7	274.2	364.3	347.8	240.6	160.1	527.5	581.3	957.2	1,040.2	838.4	651.8	552.2
Urstadt Biddle Properties, Inc.	106.8	80.6	80.9	84.0	94.3	81.5	76.5	196.4	166.0	167.6	[illegible]	[illegible]	[illegible]	[illegible]
Aegis Realty, Inc.	103.0	89.3	77.8	84.6	93.1	NA	NA	169.4	154.3	137.0	143.5	111.6	NA	NA
Price Enterprises, Inc.	91.8	68.2	96.9	70.6	433.1	NA	NA	687.7	616.6	[illegible]	[illegible]	[illegible]	NA	NA
Agree Realty Corporation	103.3	69.7	71.8	92.9	108.0	70.3	47.9	207.5	173.8	167.2	178.2	173.2	158.2	121.5
United Investors Realty Trust	62.9	37.8	57.7	65.6	NA	NA	NA	[illegible]	[illegible]	[illegible]	[illegible]	NA	NA	NA
Malan Realty Investors, Inc.	44.2	54.9	69.2	82.1	67.8	56.3	43.9	243.8	249.7	265.5	276.3	240.1	228.2	215.9
Philips International Realty Corporation	33.0	39.9	161.3	150.9	NA	NA	NA	[illegible]	[illegible]	[illegible]	[illegible]	NA	NA	NA
Prime Retail, Inc.	12.5	25.5	304.9	530.4	507.9	273.9	143.6	1,251.6	1,308.9	1,818.8	2,061.1	1,205.2	901.1	682.4
Average	$ 540.7	$ 444.7	$ 425.4	$ 498.9	$ 491.7	$ 409.5	$ 325.2	$1,154.9	$1,053.9	$ 990.2	$ 998.7	$ 823.0	$ 677.0	$ 552.1
Median	$ 239.1	$ 188.0	$ 243.3	$ 252.5	$ 359.4	$ 262.4	$ 162.5	$ 626.4	$ 617.1	$ 574.3	$ 560.1	$ 590.4	$ 515.9	$ 388.0

Source: SNL Securities and CSFB.

TRANSACTION ACTIVITY

The smaller capitalized shopping center REITs have lower trading volumes and less opportunity to tap the public markets. Most REITs without "critical mass" are moving towards transactions to increase liquidity for shareholders.

REIT	Equity Market Cap. ($MM)	Total Market Cap. ($MM)	Average Daily Volume (shares)	Exploring Strategic Alternatives	Merger/ Acquisition	Liquidation of Non-core Assets	Orderly Plan of Liquidation	Comments
Kimco Realty Corporation	$ 3,191.9	$ 4,852.2	132,624					
New Plan Excel Realty Trust	1,545.0	3,023.6	273,897			●		Liquidated multi-family assets
Regency Centers Corporation	1,523.4	3,201.4	44,978					
Weingarten Realty Investors	1,590.5	2,947.4	82,785					
Developers Diversified	1,061.5	2,982.4	230,355					
Chelsea Property Group	1,038.3	1,629.4	53,523					
Federal Realty	946.3	2,187.3	125,807					
Pan Pacific Retail Properties	904.9	1,544.1	56,402					Result of merger with Western Properties Trust
JDN Realty Corporation	387.9	1,015.5	99,088					
Saul Centers	375.9	724.3	26,547					
IRT Property Company	329.5	649.5	62,653					
Kramont Realty Trust	258.5	834.2	30,615					Result of merger between CV REIT & Kranzco
Tanger Factory Outlet Centers	241.0	603.2	23,554					
Mid-Atlantic Realty Trust	252.1	482.9	26,038					
Acadia Realty Trust	237.1	490.6	12,421	●				
Burnham Pacific Properties	172.5	322.9	106,602				●	
Ramco-Gershenson	180.4	549.1	7,594			●		Top executives relinquished daily responsibilities
Equity One	152.6	282.8	9,065		●			To acquire Centrefund's U.S. unit and UIRT
Konover Property Trust	71.8	549.7	24,294	●				
Center Trust	121.9	527.5	33,045	●				
Urstadt Biddle Properties	106.8	196.4	2,509					
Aegis Realty	103.0	169.4	9,790		●			Announced merger w/P.O'B Montgomery
Price Enterprises	91.8	687.7	3,153		●			Announced merger w/parent Excel Legacy Corp.
Agree Realty Corporation	103.3	207.5	8,690					
United Investors Realty Trust	62.9	148.2	34,814		●			To be acquired by Equity One
Malan Realty Investors	44.2	243.8	11,876	●				
Philips International	33.0	33.0	19,430				●	
Prime Retail	12.5	1,251.6	181,794			●		

Source: SNL Securities, company press releases, public filings and CSFB.

CREDIT SUISSE | FIRST BOSTON

ORDERLY LIQUIDATION

To capture the value inherent in its assets, Congo could contemplate selling assets individually or in small bundles.

Advantages

- ▲ Broad universe of potential buyers including local sharp shooters
- ▲ Ability to target buyers on an asset-by-asset basis
- ▲ Ability to realize higher proceeds for certain assets

Disadvantages

- ▼ Risk of potential negative changes in the market for assets over time
- ▼ Disruptive to on-going operations
- ▼ Slower execution
- ▼ Likely exclusion and poor execution of low quality assets
- ▼ Expensive window period
- ▼ Potential costly shutdown of operations

Implications

- ▶ Need for management and employees diminishes over time
- ▶ Sale of assets may raise tenant concerns regarding new owners
- ▶ Existing contingent liabilities remain with the existing shareholders throughout the liquidation process
- ▶ Potential downward pressure on Congo's stock if shareholders fail to understand the end result

ORDERLY LIQUIDATION

Burnham Pacific Properties.

DAILY FROM DECEMBER 31, 1999 - MAY 30, 2001


(1)
Share Price
$10
$9
$8
$6
$5
$4
Volume in Thousands
1,610
1,380
1,150
920
690
460
230
0
12/31/99
2/28/00
4/24/00
6/19/00
8/14/00
10/9/00
12/4/00
1/31/01
3/28/01
5/23/01
Burnham Pacific Properties Inc.

ORDERLY LIQUIDATION

Prime Retail.

DAILY FROM DECEMBER 31, 1998 - MAY 30, 2001



$13
$11
$9
$7
$6
$4
$2
$0
Share Price
10,000
8,000
6,000
4,000
2,000
0
Volume in Thousands
12/31/98
4/9/99
7/15/99
10/19/99
1/25/00
5/1/00
8/4/00
11/8/00
2/15/01
5/23/01
Prime Retail Inc.

CREDIT SUISSE | FIRST BOSTON

NEXT STEPS

NEXT STEPS

The Company should determine how to proceed.

- Valuation Reaction

  Valuation of the properties should be taken into consideration when determining next steps

- CVR Discussion

  A dialogue should commence in order to obtain clarification on this issue

- Preferred Stock Discussion

  A discussion of the facts are in order as these shareholders may affect a transaction

- Bidder Finalists

  The Company should decide with which groups to move forward and how to proceed

- Timing

APPENDIX

BID COMPARISON BY INDIVIDUAL PROPERTIES

Eleven bidders provided specific detail on the value they have assigned to individual properties.

Property	IRT	Price/Excel Legacy	Kramont	Faison	Kimco	Inland	Archon	Stoltz	Equity One	The Crosland Group	Perrine & Wheeler	Victory Developers
Non Remic Operating Properties												
Mobile Festival						$21,001						
Crossroads at Mandarin						2,832					$3,150	
Eastgate Plaza						9,594						
Hollywood Festival						4,646						
Lake Point Center						10,675					11,000	
Lake Washington Crossing						8,143						
Square One Center						12,185						
Merchants Festival Center						14,680						
South Cobb Festival						262						
Bolling Creek						1,731					1,600	
Celebration at Six Flags						8,658						
Durham Festival						8,226					7,450	
Eastgate Shopping Center						3,725						
Gateway Plaza						8,576						
Shoreside Center						5,489						$5,268
Waverly Place						9,191						
Braves Village						4,402						3,389
Grove Park						3,127					4,250	4,500
Patriots Plaza						7,101						
Robertson Corner						3,330					3,000	3,242
University Shoppes						3,862					3,475	3,195
Brookneal Commons						1,254					2,000	
Dukes Plaza						3,636						
Keysville Square						1,831					1,695	1,419
Market Square						2,434					2,235	2,187
Towne Square						8,182						
University Mall						9,791						
REMIC Operating Properties												
Oakland Park Festival			$7,260		$6,250	$5,778			$6,250			
Lenoir Festival			6,010		6,000	6,569			7,500			5,808
Stanton Square			4,850		4,300	4,330			5,650			3,700
Tower Shopping Center			6,850		5,200	5,000			6,450			
Food Lion Plaza			1,540		2,000	1,645			1,850			1,686
Developments												
Falls Pointe	$14,500		$8,961	$13,750	$7,600	$13,182				$13,000		
Millpond Village	32,000		22,747	17,000	25,404	12,727				21,900		
Joint Ventures												
Park Place	$11,800		$9,956	$11,000	$4,400	$5,091				$12,000		
Peak Plaza	5,250				4,250	4,932						
University Plaza	2,450				1,750	2,132						
Mount Pleasant												
Mt Pleasant		$51,000			$50,000	$49,696	$50,000	$58,700				

CREDIT SUISSE | FIRST BOSTON

REMIC ASSET VALUATION

- Oakland Park Festival
  - 132,226 SF
  - 2001 NOI $725,681

Cap Rate	Value	Bids: Inland	Kimco	Kramont	Equity One
9.75%	7,443	$5,778	$6,250	$7,260	$6,250
10.25%	7,080				
10.75%	6,751				
11.25%	6,450				
11.75%	6,176				

- Lenoir Festival
  - 144,239 SF
  - 2001 NOI $761,078

Cap Rate	Value	Bids: Inland	Kimco	Kramont	Equity One
11.50%	6,618	$6,569	$6,000	$6,010	$7,500
12.00%	6,342				
12.50%	6,089				
13.00%	5,854				
13.50%	5,638				

- Stanton Square
  - 125,094 SF
  - 2001 NOI $670,942

Cap Rate	Value	Bids: Inland	Kimco	Kramont	Equity One
12.00%	5,591	$4,330	$4,300	$4,850	$5,650
12.50%	5,368				
13.00%	5,161				
13.50%	4,970				
14.00%	4,792				

- Tower Shopping Center
  - 153,077 SF
  - 2001 NOI $778,865

Cap Rate	Value	Bids: Inland	Kimco	Kramont	Equity One
11.25%	6,923	$5,000	$5,200	$6,850	$6,450
12.25%	6,358				
13.25%	5,878				
14.25%	5,466				
15.25%	5,107				

- Food Lion Plaza
  - 50,280 SF
  - 2001 NOI $195,046

Cap Rate	Value	Bids: Inland	Kimco	Kramont	Equity One	Faison	Archon	Price/Excel
9.75%	2,000	$1,645	$2,000	$1,540	$1,850			
10.75%	1,814							
11.75%	1,660							
12.75%	1,530							
13.75%	1,419							
	Total	$23,322	$23,750	$26,510	$27,700	$28,000	$22,640	$29,000

Note: NOI is based on 2001 projections as represented in the Offering Memorandum.

CREDIT SUISSE | FIRST BOSTON

CREDIT SUISSE FIRST BOSTON

COMMUNITY CENTER PORTFOLIO

UPSIDE POTENTIAL

NO.	NAME	PEND. OUTPARCELS	TENANT	PROPOSED SALES PRICE	ADD'L RENT	OTHER PEND. OUTPARCELS	TENANT	PROPOSED SALES PRICE	ADD'L RENT	NON-PEND. OUTPARCEL	SF	PROPOSED SALES PRICE	ADD'L RENT	EXPANSION	TENANT	SF	RENT PSF	ADD'L RENT	NEW TENANT	TENANT	SF	RENT PSF	ADD'L RENT	NEW TEN. REPLACING TEN at Risk	TENANT	TOTAL RENT	RENT at RISK REPLACED	ADD'L RENT	TOT. ADD'L RENT
1	[illegible]	No				No				No				No					No					Yes	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
2	[illegible]	No				No				No				Yes	[illegible]	[illegible]	[illegible]	[illegible]	No					No					[illegible]
3	[illegible]	No				No				No				No					No					No					
4	[illegible]	No				No				No				No					No					No					
5	[illegible]	No				No				No				No					No					No					
6	[illegible]	No				No				No				No					Yes	New Tenant			[illegible]	No					[illegible]
7	[illegible]	No				No				No				No					No					No					
8	[illegible]	No				No				No				No					No					No					
9	[illegible]	No				No				No				No					No					No					
10	[illegible]	No				No				No				No					Yes	[illegible]	[illegible]	[illegible]	[illegible]	No					[illegible]
11	[illegible]	Yes	[illegible]	[illegible]	[illegible]	No				Yes	[illegible]	[illegible]	[illegible]	No					No					No					[illegible]
12	[illegible]	No				No				No				No					Yes	New Tenant	[illegible]	[illegible]	[illegible]	No					[illegible]
13	[illegible]	No				No				No				No					No					No					
14	[illegible]	No				No				No				No					No					No					
15	[illegible]	No				No				Yes	[illegible]	[illegible]	[illegible]	No					No					No					[illegible]
16	[illegible]	Yes	[illegible]	[illegible]	[illegible]	No				No				No					No					No					[illegible]
17	[illegible]	No				No				No				No					No					No					
18	[illegible]	No				No				Yes	[illegible]	[illegible]	[illegible]	No					No					No					[illegible]
19	[illegible]	No				No				No				No					No					No					
20	[illegible]	No				No				No				No					No					No					
21	[illegible]	No				No				Yes		[illegible]	[illegible]	No					No					No					[illegible]
22	[illegible]	No				No				No				No					No					No					
23	[illegible]	No				No				No				No					No					Yes	[illegible]	[illegible]	[illegible]		
24	[illegible]	No				No				No				No					No					Yes	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
25	[illegible]	No				No				No				No					No					Yes	Dollar General	[illegible]	[illegible]		
26	[illegible]	Yes	[illegible]	[illegible]	[illegible]	No				No				No					No					No					[illegible]
27	[illegible]	No				No				No				Yes	[illegible]	[illegible]	[illegible]	[illegible]	No					No					[illegible]
28	[illegible]	No				No				No				No					No					No					
29	[illegible]	No				No				No				No					No					No					
30	[illegible]	No				No				No				No					No					No					
31	[illegible]	Yes	[illegible]	[illegible]	[illegible]	No				Yes	[illegible]	[illegible]	[illegible]	No					No					No					[illegible]
32	[illegible]	No				No				Yes	[illegible]	[illegible]	[illegible]	No					No					No					[illegible]
33	[illegible]	No				No				No				No					No					No					
	Total				[illegible]								$125,647					$41,252					$121,754			$1,371,982	$1,188,430	$183,483	[illegible]

JOINT VENTURES & DEVELOPMENTS

NO.	NAME	PEND. OUTPARCELS	TENANT	PROPOSED SALES PRICE	ADD'L RENT	OTHER PEND. OUTPARCELS	TENANT	PROPOSED SALES PRICE	ADD'L RENT	NON-PEND. OUTPARCEL	SF	PROPOSED SALES PRICE	ADD'L RENT	EXPANSION	TENA	SF	RENT PSF	ADD'L RENT	NEW TENANT	TENANT	SF	RENT PSF	ADD'L RENT	NEW TEN. REPLACING TEN at Risk	TENANT	TOTAL RENT	RENT at RISK REPLACED	ADD'L RENT	TOT. ADD'L RENT
[illegible]	[illegible]	Yes	Restaurant	[illegible]	[illegible]	No				No				No					No					No					[illegible]
[illegible]	[illegible]	No				No				Yes	[illegible]	[illegible]	[illegible]	No					No					No					[illegible]
[illegible]	[illegible]	Yes	[illegible]	[illegible]	[illegible]	Yes	[illegible]	[illegible]	[illegible]	Yes	[illegible]	[illegible]	[illegible]	No					No					No					[illegible]
[illegible]	[illegible]	Yes	[illegible]	[illegible]	[illegible]	Yes	[illegible]	[illegible]	[illegible]	Yes	[illegible]	[illegible]	[illegible]	No					No					No					[illegible]
[illegible]	[illegible]	Yes	[illegible]	[illegible]	[illegible]	Yes	[illegible]	[illegible]	[illegible]	Yes	[illegible]	[illegible]	[illegible]	No					No					No					[illegible]
[illegible]	[illegible]	Yes	[illegible]	[illegible]	[illegible]	No				Yes	[illegible]	[illegible]	[illegible]	No					No					No					[illegible]
	Total				[illegible]				$298,328				[illegible]																[illegible]
	Grand Total				[illegible]				$298,328				[illegible]					$41,252					$121,754			$1,371,982	$1,188,430	$183,483	[illegible]

1 Lake Pointe and Millpond Village will not be fully stabilized until 2002. Projected Net Operating Income will be $1.5 and $1.2 million, respectively. [illegible]

2 [illegible]

3 [illegible]

4 [illegible]

5 [illegible]

6 [illegible]

7 [illegible]

DRAFT

CREDIT SUISSE FIRST BOSTON
COMMUNITY CENTER PORTFOLIO

RENT AT RISK

NO.	NAME	ECONOMIC OCCUPANCY	TENANT	ACTUAL RENT	SUBLEASE	TENANT	ACTUAL RENT	SUBLESSEE	RECENT DEPARTURES	TENANT	ACTUAL RENT	PENDING DEPARTURES	TENANT	ACTUAL RENT	OTHER RISKS	ACTUAL RENT	OTHER RISKS	ACTUAL RENT	OTHER RISKS	ACTUAL RENT	AFFECTED RENT (3)	RISK MOD. (4)	RISK HIGH (5)
1	[illegible]	No			Yes	[illegible]	[illegible]	[illegible]	Yes	[illegible]		Yes	[illegible]	[illegible]	[illegible]	[illegible]					[illegible]	[illegible]	[illegible]
2	[illegible]	No			No				No			No											
3	[illegible]	Yes	[illegible]	[illegible]	No				Yes	[illegible]	[illegible]	No			[illegible]	[illegible]					[illegible]	[illegible]	[illegible]
4	[illegible]	No			No				No			No			[illegible]	[illegible]					[illegible]	[illegible]	
5	[illegible]	No			No				No			Yes	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]		[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
6	[illegible]	No			Yes	[illegible]	[illegible]	[illegible]	Yes	[illegible]	[illegible]	No									[illegible]	[illegible]	[illegible]
7	[illegible]	No			Yes	[illegible]	[illegible]	[illegible]	No			No									[illegible]	[illegible]	
8	[illegible]	No			No				No			No											
9	[illegible]	Yes	[illegible]	[illegible]	No				Yes	[illegible]		No									[illegible]	[illegible]	
10	[illegible]	No			Yes	[illegible]	[illegible]	[illegible]	No			No									[illegible]	[illegible]	
11	[illegible]	No			No				No			No											
12	[illegible]	No			No				No			Yes	[illegible]	[illegible]	[illegible]	[illegible]					[illegible]	[illegible]	[illegible]
13	[illegible]	No			Yes	[illegible]	[illegible]	[illegible]	No			No									[illegible]	[illegible]	
14	[illegible]	No			No				No			No											
15	[illegible]	Yes	[illegible]	[illegible]	No				No			Yes	[illegible]	[illegible]	[illegible]	[illegible]					[illegible]	[illegible]	[illegible]
16	[illegible]	No			No				No			No											
17	[illegible]	No			No				No			No											
18	[illegible]	No			No				No			No			[illegible]	[illegible]					[illegible]	[illegible]	
19	[illegible]	No			No				Yes	[illegible]		No											
20	[illegible]	No			No				No			No			[illegible]	[illegible]					[illegible]	[illegible]	
21	[illegible]	No			No				No			No											
22	[illegible]	No			No				No			No											
23	[illegible]	No			No				No			No											
24	[illegible]	No			No				No			Yes	[illegible]	[illegible]							[illegible]		[illegible]
25	[illegible]	No			No				No			Yes	[illegible]	[illegible]							[illegible]	[illegible]	
26	[illegible]	No			No				No			Yes	[illegible]	[illegible]							[illegible]	[illegible]	
27	[illegible]	No			No				No			No											
28	[illegible]	No			No				Yes	[illegible]	[illegible]	No									[illegible]		[illegible]
29	[illegible]	Yes	[illegible]	[illegible]	No				No			No									[illegible]	[illegible]	
30	[illegible]	No			No				No			No											
31	[illegible]	No			No				No			No											
32	[illegible]	No			No				Yes	[illegible]	[illegible]	No			[illegible]	[illegible]					[illegible]		[illegible]
33	[illegible]	No			No				No			No											
	Total			[illegible]			[illegible]				[illegible]			[illegible]		[illegible]		[illegible]		[illegible]	[illegible]	[illegible]	[illegible]

JOINT VENTURES & DEVELOPMENTS

NO.	NAME	ECONOMIC OCCUPANCY	TENANT	ACTUAL RENT	SUBLEASE	TENANT	ACTUAL RENT	SUBLESSEE	RECENT DEPARTURES	TENANT	ACTUAL RENT	PENDING DEPARTURES	TENANT	ACTUAL RENT	OTHER RISKS	ACTUAL RENT	OTHER RISKS	ACTUAL RENT	OTHER RISKS	ACTUAL RENT	AFFECTED RENT (3)	RISK MOD. (4)	RISK HIGH (5)
34	[illegible]	No			No				No			No											
35	[illegible]	No			No				No			No			Office Space	[illegible]					[illegible]		[illegible]
36	[illegible]	No			No				No			No											
37	[illegible]	No			No				No			No			[illegible]	[illegible]					[illegible]		[illegible]
38	[illegible]	No			No				Yes	[illegible]	[illegible]	No									[illegible]	[illegible]	
39	[illegible]	No			No				No			No											
	Total			$0			$0				[illegible]			$0		[illegible]		$0		$0	[illegible]	[illegible]	[illegible]
	Grand Total			[illegible]			[illegible]				[illegible]			[illegible]		[illegible]		[illegible]		[illegible]	[illegible]	[illegible]	[illegible]

1 [illegible]
2 [illegible]
3 [illegible]
4 [illegible]
5 [illegible]
6 [illegible]
7 [illegible]
8 [illegible]
9 [illegible]
10 [illegible]
Note: [illegible]

DRAFT

CREDIT SUISSE FIRST BOSTON
COMMUNITY CENTER PORTFOLIO

VALUATION WORKSHEET

NO.	NAME	CITY	STATE	GLA	2001 P NOI	2001B (1) NOI	$.20 CAP. EX RES.	ADJ. CASH FLOW	RENT UPSIDE @ 50%	ADJ. FOR RENT @ RISK HR 75% NR 30%	HR 50% NR 15%	HR 25% NR 0%	EST. NET CASHFLOW HR 75% NR 30%	HR 50% NR 15%	HR 25% NR 0%	CAP. RATE	EST. VALUE	CAP. EX	DEFERRED MAINT.	CSFB EST. VALUE
1	Mobile Festival	Mobile	AL	523,395	$2,540,241	$2,571,190	($102,151)	$2,468,729	$73,671	($750,964)	($490,475)	($125,991)	$1,786,440	$2,050,027	$2,411,414	10.5%	$19,909,778	($479,000)	($47,000)	$19,483,778
2	[illegible]	Jacksonville	FL	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]				[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]		[illegible]
3	Eastgate Plaza	Pensacola	FL	101,310	1,110,708	1,114,091	(36,382)	1,078,309	0	(111,934)	(70,546)	(29,178)	966,395	1,007,763	1,049,131	11.0%	9,161,480	(92,000)	(10,000)	9,059,480
4	Hollywood Festival	Hollywood	FL	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	0	[illegible]	[illegible]	-	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
5	Lake Point Center	West Palm Beach	FL	119,570	1,134,232	1,083,113	(23,914)	1,059,199	0	(256,344)	(158,046)	(59,048)	802,855	900,333	999,251	10.0%	9,048,312	(483,200)	(136,000)	8,488,372
6	Lake Washington Crossing	Melbourne	FL	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
7	Oakland Park Festival Center	Oakland Park	FL	172,220	727,601	675,186	(26,445)	652,741	0	(35,390)	(16,609)	-	619,351	636,061	652,741	11.0%	5,702,374	(311,017)	(68,617)	5,422,740
8	Square One Center	[illegible]	FL	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	0		-		[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
9	Merchants Festival Center	Marietta	GA	151,820	1,881,241	1,779,478	(30,364)	1,749,114	0	(112,403)	(76,451)	-	1,596,211	1,672,663	1,749,114	10.5%	15,950,121	(162,969)	(175,210)	15,593,942
10	[illegible]	[illegible]	GA	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]		[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
11	Rolling Creek	Roanoke Rapids	NC	41,090	201,248	201,217	(8,218)	193,009	21,290	-	-	-	214,119	214,319	214,319	9.0%	2,198,144	-	(5,000)	2,193,144
12	[illegible]	Raleigh	NC	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
13	Durham Festival	Durham	NC	131,835	941,025	945,244	(26,365)	922,919	0	(7,213)	(3,606)	-	915,706	919,313	922,919	10.5%	8,751,129	(70,000)	(290,000)	8,395,350
14	[illegible]	Raleigh	NC	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	0	-	-	-	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	-	[illegible]	[illegible]
15	Gateway Plaza	Wilson	NC	167,207	987,005	1,065,715	(33,441)	1,032,344	1,011	(252,570)	(117,868)	(32,069)	811,083	896,090	981,087	11.0%	8,104,226	-	(97,000)	8,001,226
16	Lenoir Festival	Lenoir	NC	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	-	-	-	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	-		[illegible]
17	[illegible]	[illegible]	NC	144,399	700,095	723,361	(28,878)	698,383	0	-	-	-	698,383	698,383	698,383	10.5%	6,671,268	-	(30,000)	6,641,269
18	Station Square	[illegible]	NC	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]		[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	-	[illegible]	[illegible]
19	Tower Shopping Center	Raleigh	NC	150,077	770,440	779,380	(30,015)	748,745	0	-	-	-	748,745	748,745	748,745	11.0%	6,808,749	(60,000)	(140,000)	6,608,749
20	[illegible]	Cary	NC	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	0	[illegible]	[illegible]	-	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
21	[illegible] Village	Myrtle Beach	SC	59,702	502,573	500,411	(11,852)	491,449	25,000	-	-	-	522,449	522,449	522,449	11.0%	4,749,715	-	(45,000)	4,704,715
22	[illegible] Park Shopping Center	[illegible]	SC	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	0				[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
23	Mount Pleasant Towne Centre	Mount Pleasant	SC	427,270	5,609,413	5,451,814	(85,434)	5,366,380	0	(188,370)	(125,707)	(62,790)	5,179,990	5,240,700	5,305,370	10.0%	51,427,000	-	-	52,427,000
24	[illegible] Plaza	Mount Pleasant	SC	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	-	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
25	[illegible]	Walterboro	SC	47,669	370,216	179,316	(9,320)	369,988	0	(22,331)	(11,166)	-	347,667	358,827	369,988	10.0%	3,337,920	(73,000)	(45,000)	3,219,920
26	[illegible]	[illegible]	SC	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]				[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
27	[illegible]	[illegible]	VA	29,391	130,712	170,712	(5,832)	144,080	35,626	-	-	-	179,706	179,706	179,706	9.0%	1,843,156	(32,000)	-	1,811,156
28	[illegible] Plaza	Harrisonburg	VA	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	0	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
29	[illegible] Plaza	Petersburg	VA	50,250	195,040	181,461	(10,056)	171,407	0	(22,767)	(11,383)	-	148,640	160,024	171,407	13.0%	1,310,230	-	(103,000)	1,148,530
30	[illegible] Square	[illegible]	VA	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	0	-			[illegible]	[illegible]	[illegible]	[illegible]	[illegible]			[illegible]
31	Market Square	Danville	VA	55,409	282,702	292,342	(11,082)	271,060	11,250	-	-	-	282,310	282,310	282,310	10.5%	2,688,669	(5,000)	(25,000)	2,658,669
32	Towne Square	Roanoke	VA	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
33	University Mall	Blacksburg	VA	167,462	1,121,571	1,115,092	(33,492)	1,081,600	0	-	-	-	1,081,600	1,081,600	1,081,600	10.5%	10,396,189	(205,090)	(50,000)	10,141,189
	TOTAL:			6,574,536	$31,292,136	$30,851,213	($814,907)	$29,836,306	$326,871	($2,554,088)	($1,518,851)	($484,418)	$27,708,291	$28,743,526	$29,778,761	10.5%	$273,954,200	($3,609,634)	($3,543,220)	$266,721,346

JOINT VENTURES AND DEVELOPMENTS

NO.	NAME	CITY	STATE	GLA	2001 P NOI	2001B (1) NOI	$.20 CAP. EX RES.	ADJ. CASH FLOW	RENT UPSIDE @ 50%	ADJ. FOR RENT @ RISK HR 75% NR 30%	HR 50% NR 15%	HR 25% NR 0%	EST. NET CASHFLOW HR 75% NR 30%	HR 50% NR 15%	HR 15% NR 0%	CAP. RATE	EST. VALUE	CAP. EX	DEFERRED MAINT.	CSFB EST. VALUE
34	Falls Pointe (2)	Raleigh	NC	98,172	$1,514,951	$1,514,553	($19,634)	$1,494,917	$19,304	-	-	-	1,514,221	1,514,221	1,514,221	9.5%	$16,148,742	-	-	$16,148,742
35	Millpond Village (Phase 2)	Cary	NC	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	-	-	[illegible]
36	Millpond Village-Retail (2)	Cary	NC	110,951	1,717,829	1,717,829	(22,000)	1,695,829	266,250	-	-	-	1,962,079	1,962,079	1,962,079	10.5%	18,686,465	-	-	18,686,465
37	Park Place	[illegible]	NC	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	-	-	[illegible]
38	Peak Plaza	Apex	NC	67,402	563,048	540,790	(13,480)	527,310	70,349	(7,282)	(3,641)	-	590,177	594,018	597,659	10.5%	5,687,214	-	(90,000)	5,667,214
39	[illegible] Plaza	[illegible]	NC	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	-	-	-	[illegible]	[illegible]	[illegible]	10.5%	[illegible]			[illegible]
	TOTAL:			551,117	$6,678,605	$6,497,842	($110,223)	$6,387,419	$589,182	($1,277,912)	($850,737)	($423,543)	$5,698,688	$6,125,873	$6,553,057	10.2%	$59,454,347	-	($590,000)	$58,864,347
	GRAND TOTAL:			5,125,653	$37,970,741	$37,348,855	($1,025,130)	$36,323,724	$916,053	($3,832,790)	($2,370,378)	($907,959)	$33,406,979	$34,869,399	$36,331,818	10.5%	$333,408,547	($3,609,634)	($4,133,220)	$325,585,693

1. Represents adjusted budget for 2001
2. Falls Pointe and Millpond Village are not expected to be fully stabilized until 2002

DRAFT

Credit Suisse First Boston

Mobile Festival

- Carmike Cinemas rejected their lease during the Q4'00. The projections assume that the space will not be occupied.
- Phar-Mor (NASDAQ: PMOR) represents 11.5% of GLA and 11.2% of the actual rent. In February 2001, Moody's downgraded PMOR's senior notes to Caa1 and rating outlook to negative. Such actions reflect the company's highly leveraged financial condition, weakened same-store sales growth and intense competition. PMOR recently informed KPT that it has no intentions of closing its doors at this center.
- Academy Sports, a regional sporting goods store based in Houston, TX, is subleasing 75,000 sf from Kroger
- Wal-Mart recently informed KPT that they will be relocating to a Super Center (approx. 200,000 sf) situated less than one mile from the center during Q2'02. KPT has received a great deal of interest from national retailers (i.e. Bed, Bath & Beyond, Toys R Us, Garden Ridge, Ross, Belks and Galyan's Sporting Goods) regarding the "new space" available at the center. Garden Ridge recently submitted a proposal to lease the space at $7.00 psf.

Crossroads at Mandarin

- The center should be at 100% occupancy by the end of the year. Mandarin Gold, Chinese restaurant, recently agreed to an expansion of its occupancy at the center by 1,750 sf.

Eastgate Plaza (FL)

- The center is situated at a good intersection. However, the national retailers want to lease space near Cordova Commons (located two miles from KPT center).
- Gulf Power Company's lease is under economic occupancy and expires in April 2005. This tenant represents 13% of GLA and 11% of the actual rent.
- KPT has not had success leasing vacant space at this center to national retailers.
- KPT is looking to replace the 11,000 sf occupied by Knock on Wood of Pensacola. Its proprietor recently declared personal bankruptcy.
- Current market rent in the primary trade areas is $4.00 psf.
- KPT recently agreed to Powerhouse Gym's rent reduction request from $7.23 to $6.00 psf.

Hollywood Festival

- KPT recently executed a lease agreement with Dollar Mart (a local operator in South Florida) for 20,000 sf at a base rent of $4 psf. Prior to execution of this lease agreement, KPT had received consent from Family Dollar. According to KPT, Dollar Mart and Family Dollar are not direct competitors and will be able to co-exist at the center.
- KPT was working with Eckerd regarding the potential development of an outparcel adjacent to the center. Currently, Eckerd is not actively looking to move from its "in-line" location.
- Glidden recently informed KPT that it will renew its lease obligation and expand its space by 500 sf. New lease term includes a five year term and $10.75-$10.50 rent psf.
- Winn-Dixie has achieved impressive sales of $412 psf at this location. This tenant represents 38% and 36% of the Center's GLA and actual rent, respectively.

DRAFT

Lake Point Center

- There is a rent guaranty in place from previous owner on 14,000 sf of vacant space until leased or 3/03. The guaranty is in dispute and has not been paid since October 2000; most of the space remains vacant.
- Winn-Dixie has demonstrated stable psf sales levels at this location. This tenant represents 43% and 38% of the Center's GLA and actual rent, respectively.
- KPT is currently involved in a litigation with Winner's Circle regarding past due rent. Winner's Circle recently informed KPT that the Company will depart from the Center in August 2001, prior to its 12/02 lease expiration.
- Current market rent psf is $14.00.
- Silk, Silk, Silk recently filed for bankruptcy protection absolving annual rent obligation $31,134.
- Hampton Inn and single-family housing development are expected to be constructed adjacent to center.

Lake Washington Crossing

- Low vacancy is attributed to the recent departure of Blockbuster, which followed after its acquisition of a local operator.
- Jabberwocky recently defaulted on its rent obligation and closed its doors.
- KPT is currently negotiating with CATO Fashions a potential lease of 4,000 sf at the center.
- Publix generated sales psf of $587 during the calendar year-to-date period ending May 31. The new Publix grocery store, two miles north of the center, is situated in a very "green" trade area.

Oakland Park Festival Centre

- Eckerd recently vacated the center and is subleasing its space to Dollar General. Eckerd's lease term will expire in August 2006.
- USPO recently executed its renewal option at the center.
- KPT is negotiating with Fashion Sense, a discount women's clothing store, to occupy 5,000 sf of vacant space at the center.
- During heavy rain storms, the parking lot at the center floods. KPT recently contracted a civil engineer to review alternatives.

Square One

- Although there are no notable concerns in this center, minor leasing issues persist. Home Depot (the center's anchor tenant) frontage to W. Okeechobee Blvd. is a bit problematic due to the center's angle to Federal Highway.
- Home Depot is situated directly across Okeechobee Blvd. from center ensuring a steady flow of traffic west of the Florida Turnpike.

Merchants Festival Centre

- Ingles Markets, which was subleasing the anchor space from A&P, recently closed its stores in this market. The A&P lease expires in November 2004.
- KPT has had preliminary discussions with Hobby Lobby to lease the vacant space formerly occupied by Ingles Markets.
- The center is situated in a strong retail area. According to KPT, the center does not need a grocery anchor.

South Cobb Festival Centre

- The Center's ground lease will expire in December 2026. According to the ground lease schedule, the lessee has the right of first refusal to purchase the property.
- KPT will expand the center by 4,000 sf in order to accommodate a laundry operator.

Bolling Creek

- Food Lion is satisfied with the availability of parking at the center. The site plan indicates available land adjacent to parcel "C" and 10th Street.
- No risk inherent at center with Food Lion as the sole tenant. Need to attract a local buyer to maximize proceeds.

Celebration at Six Forks

- According to KPT's leasing department, Pulse Athletic Club is a good credit tenant (albeit they are habitually 60 days delinquent on rent payment).
- CVS recently informed KPT that it will be departing from the center in August 2001 and has agreed to a satisfactory lease buy-out. Although no agreement has been executed to date, KPT has received indications of strong interest for the space occupied by CVS.
- The Department of Health recently informed Las Margaritas that it failed its health code inspection and must close its doors. KPT has begun discussions with Dollar Store and a home-decorating store to occupy the vacant space at the center.

Durham Festival

- Hancock Fabrics has expressed an interest to renew its lease at the center.
- Kroger recently informed KPT that they will undergo a $1.0 million renovation at the center.
- KPT recently commenced discussions with McDonald's regarding the potential outparcel departure of Central Carolina Bank & Trust.
- Allstate Insurance and Alltel recently renewed their leases at the center.
- Eckerd recently vacated the center to move to an outparcel adjacent to the center and is subleasing its space to Dollar General. Eckerd's lease term will expire in April 2006.

Eastgate Shopping Center (NC)

- KPT expects the lease renewal with Kerr Drug to be executed by the end of July. Percentage rent is the most notable factor inhibiting execution of the renewal. Kerr Drug is looking for percentage rent relief.

Gateway Plaza

- Kmart has never given an indication to KPT that it would close its doors at this location.
- KPT is currently in discussions with Lowe's Foods and Bi-Lo a potential lease of the vacant space formerly occupied by Winn-Dixie.
- Ladies Workout Express recently closed its doors at this center.
- Great Party, which occupies 6,000 sf, recently indicated a need for rent reduction in order to avoid default at this location.

Lenoir Festival

- KPT recently executed an outparcel agreement with Jack in the Box. Annual rent for the space is $50,000 per year.

Shoreside Center

- Carolina Video recently renewed its lease agreement at the center.
- KPT is expecting to sell the center to Home Depot for $7.5 million. The contract is anticipated to close in August.

Stanton Square

- KPT continues to solicit tenants for 20,000 sf of vacant space at the center.

Tower Shopping Center

- KPT is negotiating potential leases with multiple prospects regarding the vacant space formerly occupied by Carmike Cinemas.
- Beauty World's lease renewal is in-progress, KPT feels optimistic about the possibility of consummating a deal shortly.

Waverly Place

- The center is situated in a great location with a great deal of traffic passing by the center daily. The center has poor visibility from the Kildaire Farm and Tryon Roads. Leasing is a major obstacle at the center.
- Eckerd recently informed KPT that it will not renew its lease agreement, which expires in October 2003. The current agreement includes a continuous operations clause that prohibits Eckerd from closing its doors at this location.

Braves Village

- Blockbuster recently executed a three year option at the center. Such option ends in July 2004.
- Kings Florist recently executed a three year renewal option at $10.75 gross rent, a 7.3% increase from current levels.
- KPT has had preliminary discussions with Waffle House/Chick-fil-A regarding future development at the center.
- Food Lion is expected to complete the expansion of its store (formerly occupied by Eckerd), which implies an additional 8,600 sf by year end 2001.

Grove Park Shopping Center

- Phillips Shoe Store and Andrae's recently indicated to KPT that they would renew their respective lease agreements.

Mount Pleasant Towne Centre

- The performance of Consolidated Theatres, a private operator which represents 14% of GLA and 19% of the actual rent at the Center, had been poor at the beginning but has increased lately. They have expressed an interest in occupying vacant space at other community centers.
- Morgan Stewart is delinquent in its rent for 12,979 sf and has a desire to close its location. KPT expects to replace Morgan Stewart with Storehouse Furniture.

Patriots Plaza

- Bi-Lo recently countered a one-year renewal to a five year renewal option at the center. Bi-Lo informed KPT that they will be relocating to the new development situated across Highway 17 during the 3rd/4th Quarter of 2002. Upon departure, Bi-Lo will structure a sublease or buyout agreement to satisfy its rent obligation at the center. KPT has received a great deal of interest from national retailers (i.e. Books-A-Million, Kohl's, Home Depot, Target and Fresh Market) regarding the "new" space in the range of $7.00-$11.00 psf.

Robertson Corners

- Sears Appliance recently informed KPT that it will be closing its doors at this location and will be looking to sublease their space for the balance of the current lease term (expires in November 2004). KPT is currently negotiating with Dollar Tree to sublease the 8,600 sf.

University Shoppes

- There are no notable issues with regard to this center, which is 100% leased.

Brookneal Commons

- No risk inherent with Food Lion as the sole tenant at the center. Food Lion recently agreed to expansion of 8,600 sf at the center.

Dukes Plaza

- KPT recently completed negotiations with Quality Farm & Fleet regarding its delinquent rent. Their space is currently vacant. A tractor supply merchant is the obvious replacement tenant for the Quality Farm & Fleet space.
- Farmer Jack (an affiliate of A&P grocery stores) is satisfied with its sales performance at the center.
- Stone Mountain Carpet recently indicated to KPT that it will exercise its five year option and would like to expand its store by 10,000 sf.

Food Lion Plaza

- Eckerd recently closed its doors at this center. KPT has had a great deal of difficulty leasing the vacant space at this center. The Wal-Mart Super Center is largely responsible for the declining sales volume at the center.

Keysville Square

- There are no notable issues with regard to center, which is 100% leased. The center is situated in rural Virginia with no inherent risk.

Market Square

- Nothing is imminent regarding the development of two outparcels at the center. KPT recently had preliminary discussions with McDonald's.

Towne Square

- Phar-Mor, which represents 27% of GLA and 22% of the actual rent, recently closed its doors at this center and its lease is under economic occupancy. KPT has had preliminary discussions with Burlington Coat Factory to replace the aforementioned space at this center.
- Office Max recently informed KPT that it would like to renew its lease agreement at the center albeit at a reduced rate.
- Michaels Stores (one of the largest national arts and crafts specialty retailers) has performed poorly at this center generating only $100 in sales psf.

University Mall

- There are no notable issues with regard to center, which is 100% leased.

Falls Pointe

- KPT has $5.3 million in invested capital at the center. KPT earns a 10% preferred return with excess cash flow split 50/50.
- With the exception of 5,000 sf, the center is leased or in-process of being leased.

DRAFT

Millpond Village

- KPT has shown the available office space to a number of parties, however no sublease agreements have been executed. Current asking rent is $17.50 psf (net). KPT has had great difficulty leasing the retail space situated under the office complex (F1-F15).
- The space at this center includes 81,305 sf currently leased by KPT which would become vacant once KPT is sold.
- KPT has received a lot of interest in the outparcels at the center. The outparcels have potential to generate approximately $530,000 in additional rent.

Park Place

- KPT has $6.0 million in invested capital at the center and earns a 10% preferred return with excess cash flow split 50/50.
- KPT and Carmike Cinemas recently executed an amendment which reduces the rent to $6.23 psf (gross). In addition, the amendment grants the landlord or tenant the ability to terminate the lease agreement provided that six months notice is given. KPT is actively looking for a tenant to occupy the aforementioned space.
- KPT has received a lot of interest in the outparcels at the center. The outparcels have potential to generate approximately $300,000 in additional rent.

Peak Plaza

- Although there are no notable concerns at the center, only minor leasing issues exist. The primary trade area is a bit "green".
- Millennium Paints recently vacated the center approximately three years prior to lease expiration.

University Plaza

- Although there are no notable concerns at the center, only minor leasing issues exist.

DRAFT